                                                                    Exhibit 12.1
                   Statement Regarding Computation of Ratios
                          Teekay Shipping Corporation
               Computation of Ratio of Earnings to Fixed Charges
                          (In Thousands Except Ratios)

                                                                  Nine Months Ended September 30,
                                                              ----------------------------------------   Pro Forma
                                                              Pro Forma                                   Dec. 31,
                                                                2001           2001           2000          2000
                                                             (unaudited)    (unaudited)    (unaudited)   (unaudited)
                                                              ----------    ------------   -----------   -----------
Fixed Charges:
      Interest expense and amortization of deferred
        financing costs                                           57,808          50,944       57,287     106,500
      Capitalized interest                                         1,547           1,062           --         474
                                                                 -------         -------      -------     -------

      Total Fixed Charges (A)                                     59,355          52,006       57,287     106,974
                                                                 -------         -------      -------     -------
Earnings:
    Net income (loss)                                            305,317         305,321      147,538     265,554
    Add  (deduct):
      Extraordinary items                                             --              --           --          --
      Income taxes                                                 7,328           6,813        1,500       6,016
      Minority interest expense                                    4,211           3,125        1,104       3,546
      Equity income                                              (16,867)        (16,292)      (5,294)    (11,786)
      Interest expense and amortization of deferred
        financing costs                                           57,808          50,944       57,287     106,500
      Amortization of capitalized interest                         1,024             982          748         893
                                                                 -------         -------      -------     -------
      Total Earnings Available To Cover Fixed Charges (B)        358,821         350,893      202,883     370,723
                                                                 -------         -------      -------     -------
Ratio of Earnings to Fixed Charges (B/A)                             6.1x            6.8x         3.6x        3.5x
                                                                 =======         =======      =======     =======
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
                                                                                  Fiscal Years Ended
                                                             ---------------------------------------------------------------
                                                                Dec. 31,       Dec. 31,      Mar. 31,   Mar. 31,    Mar. 31,
                                                                  2000           1999          1999       1998        1997
                                                              ----------      ---------      --------   --------    --------
Fixed Charges:
      Interest expense and amortization of deferred
        financing costs                                           74,540         44,996        44,797     56,269      60,810
      Capitalized interest                                            --          1,710         3,018        283         232
                                                                 -------         ------       -------    -------     -------
      Total Fixed Charges (A)                                     74,540         46,706        47,815     56,552      61,042
                                                                 -------         ------       -------    -------     -------
Earnings:
    Net income (loss)                                            270,020       (19,595)        45,406     70,504      42,630

    Add  (deduct):
      Extraordinary items                                             --             --         7,306         --          --
      Income taxes                                                   999          1,500         1,900         --          --
      Minority interest expense                                    1,874             --            --         --          --
      Equity income                                               (9,546)          (721)           --         --          --

      Interest expense and amortization of deferred
        financing costs                                           74,540         44,996        44,797     56,269      60,810
      Amortization of capitalized interest                           999            668         1,146      1,135       1,119
                                                                 -------         ------       -------    -------     -------
      Total Earnings Available To Cover Fixed Charges (B)        338,886         26,848       100,555    127,908     104,559
                                                                 -------         ------       -------    -------     -------
Ratio of Earnings to Fixed Charges (B/A)                             4.6x           0.6x          2.1x       2.3x        1.7x
                                                                 =======         ======       =======    =======     =======
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